Ex-21.1
                                  Subsidiaries
                                                                    Exhibit 21.1
                                                                    ------------


                        SUBSIDIARIES OF GLOBESPAN, INC.
                        -------------------------------


Name                                            State of Organization
----                                            ---------------------

GlobeSpan International Corp.                   Delaware

Ficon Technology, Inc.                          New Jersey

T.sqware, Inc.                                  Delaware

iCompression, Inc.                              California

ATecoM, Inc.                                    Delaware
